Registration No. _________

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
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                               FORM S-8
                         REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
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                            LCA-VISION INC.
           (Exact name of issuer as specified in its Charter)

    Delaware                              11-2882328
(State of Incorporation)  (I.R.S. Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio        45236
(Address of Principal Executive Offices)     (Zip Code)
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                         LCA-VISION INC.
             1995 LONG-TERM STOCK INCENTIVE PLAN

                              and

                      LCA-VISION INC.
        DIRECTORS' NONDISCRETIONARY STOCK OPTION PLAN
               (Full Titles of the Plans)
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                   Stephen N. Joffe, President
                       LCA-Vision Inc.
                     7840 Montgomery Road
                    Cincinnati, Ohio  45236
                       (513) 792-9292
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy To:
                 Charles F. Hertlein, Jr., Esq.
                          Dinsmore & Shohl
                         1900 Chemed Center
                        255 East Fifth Street
                       Cincinnati, Ohio  45202

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                 CALCULATION OF REGISTRATION FEE

                         Proposed
Title of                 Maximum
Securities   Amount      Offering  Proposed
to be        to be       Price     Maximum        Amount of
Registered   Registered  Per Share Offering Price Registration fee

Common Stock, 3,750,000   $4.75     $17,812,500*     $6,142.00
 .001 par value
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Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration
Statement

* Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of LCA-Vision Inc. on the Nasdaq SmallCap Market July 1, 1996, a date within 5 days of the date on which this Registration Statement is filed.
                                  PART I

    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is set forth in a single document, entitled "Prospectus," which constitutes a part of the Section 10(a) Prospectus to which this Registration Statement relates but which is not filed herewith.

                                PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

LCA-Vision Inc. (the "Registrant") hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

(a) Exhibit 13, 1995 Annual Report to Stockholders, contained in the Registrant's Annual Report on Form 10-KSB for the year ended
December 31, 1995.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since December 31, 1995.

(c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, which Registration
Statement became effective on January 25, 1995.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Dinsmore & Shohl, Cincinnati, Ohio. As of May 31, 1996, partners of Dinsmore & Shohl and attorneys employed thereby, together with their immediate families beneficially owned approximately 1,000 shares of the Registrant's Common Stock and held no options to purchase additional shares of Common Stock.

The financial statements of the Registrant as of December 31, 1995 and 1994, and for each of the years in the two-year period ended December 31, 1995, incorporated by reference in this Registration Statement from the Registrant's Annual Report on Form 10-KSB, have been incorporated by reference herein in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

The Registrant's amended bylaws provide, subject to the Registrant's certificate of incorporation, that the Registrant shall indemnify each director, officer, employee or agent of the Registrant to the full extent permitted by the General Corporation Law of Delaware. The certificate of incorporation of the Registrant provides that the Registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto.

In general, under Section 145 of the General Corporation Law of Delaware, a Delaware corporation is permitted to indemnify its present or former officers, directors, employees and agents against liabilities and expenses incurred by such persons in their capacities as such so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter to which a person is adjudged liable to the corporation unless the court in which the action was brought determines, upon application, that such person is entitled to indemnity. Any indemnification provided for by law may be made by a corporation upon a determination by (a) a majority vote of a quorum of directors who are not parties to such suit or action,
(b) independent legal counsel, if no quorum of directors who are not parties to the suit or action is available or (c) the stockholders that the person seeking indemnification has met the applicable statutory standard of conduct. The statute also provides that a Delaware corporation may advance attorneys' fees incurred by directors and officers, employees, agents and others prior to the final outcome of a matter.

In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.

Item 7.  Exemption From Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.               Description

5, 23 (a)      Opinion of Dinsmore & Shohl as to the legality of
               the securities being registered.

4(a)(i)        LCA-Vision Inc. 1995 Long-Term Stock Incentive Plan

4(a)(ii)       LCA-Vision Inc. Directors' Nondiscretionary Stock
               Option Plan

23(b) Consent of Coopers & Lybrand L.L.P., independent certified public accountants

24             Power of Attorney*
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*  Contained herein on the signature page

Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:
i. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

ii. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. 1995 Long-Term Stock Incentive Plan
Directors' Nondiscretionary Stock Option Plan


                          SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on July 2, 1996.

                                LCA-Vision Inc.


                                By: /s/ Stephen N. Joffe
                                    Stephen N. Joffe, President


                        POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen N. Joffe, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature               Title                     Date


/s/ Stephen N. Joffe   President (Principal     July 2, 1996
Stephen N. Joffe       Executive Officer);
                       Director


/s/ Larry P. Rapp      Chief Financial Officer  July 2, 1996
Larry P. Rapp          (Principal Financial
                       and Accounting Officer)


Directors:                                          Date



/s/ John C. Hassan                              July 2, 1996
John C. Hassan



/s/ Craig P.R. Joffe                            July 2, 1996
Craig P.R. Joffe



/s/ Sandra F.W. Joffe                           July 2, 1996
Sandra F.W. Joffe



/s/ David M. Schneider                          July 2, 1996
David M. Schneider

                              INDEX TO EXHIBITS


Exhibit No.            Description                            Page
5, 23.1          Opinion of Dinsmore & Shohl as to
                 the legality of the securities being
                 registered.

4.1              LCA-Vision Inc. 1995 Long-Term Stock
                 Incentive Plan

4.2              LCA-Vision Inc. Directors' Nondiscretionary
                 Stock Option Plan

23.2             Consent of Coopers & Lybrand L.L.P.,
                 independent certified public accountants

24               Power of Attorney                              *
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* Contained herein on the signature page